UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2002

Beyond.com Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24457 (Commission File Number)	94-3212136 (I.R.S. employer identification No.)

3200 Patrick Henry Drive
Santa Clara, CA 95054
(Address of principal executive offices)

(408) 855-3000
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On October 16, 2002, Beyond.com Corporation, a Delaware corporation (the “Company”) filed the Summary of Financial Status for the month ended September 30, 2002 with the U.S. Bankruptcy Court for the Northern District of California, San Jose Division, in connection with the voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code that was filed by the Company on January 24, 2002.

     As set forth in the Company’s previous filings, it is the expectation of the Company that its stockholders will not receive any distributions upon completion of the bankruptcy proceedings.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

99.1	Summary of Financial Status for the Month Ended September 30, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND.COM CORPORATION

	By:	/s/ JOHN BARRATT

John Barratt Chief Operating Officer
Dated: October 31, 2002

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Summary of Financial Status for the Month Ended September 30, 2002